UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 22, 2020

ADURO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37345	94-3348934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Heinz Avenue

Berkeley, California 94710

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 5.02(c) below is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 22, 2020, the Board of Directors of Aduro Biotech, Inc. (the “Company”) appointed William G. Kachioff as interim chief financial officer, effective immediately. In his capacity as interim chief financial officer, Mr. Kachioff will serve as the principal financial officer and principal accounting officer of the Company.

Mr. Kachioff, age 54, is an employee of Danforth Advisors, LLC (“Danforth”) and has worked as an executive consultant for life sciences companies since September 2017. Mr. Kachioff served as chief financial officer of GenomeDx Biosciences (now known as Decipher Biosciences), a cancer diagnostics company, from November 2015 to May 2017, senior vice president and chief financial officer of Biocept, Inc., a molecular diagnostics company, from 2011 to 2015, and chief financial officer of Althea Technologies, Inc., a pharmaceutical contract manufacturer, from 2009 to 2011. Mr. Kachioff graduated from University at Buffalo, State University of New York with a B.S. in Management with concentrations in Accounting and Management of Information Sciences. He is a member of the American Institute of Certified Public Accountants and the Association of Bioscience Financial Officers.

On January 22, 2020, the Company entered into a consulting agreement (the “Consulting Agreement”) with Danforth pursuant to which Danforth will provide finance, accounting and administrative functions, including interim chief financial officer services to be provided by Mr. Kachioff, to the Company. The Company will pay Danforth an hourly rate of $325 for Mr. Kachioff’s services and an hourly rate of up to $400 for certain other services that Danforth may provide. The Company will reimburse Danforth for expenses. The Consulting Agreement has an initial term of one year and may be extended by mutual agreement of the parties. The Consulting Agreement may be terminated by the Company or Danforth immediately upon notice with cause and upon 60 days written notice without cause. This summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference. Mr. Kachioff will not have any rights to benefits under the Company’s Amended and Restated Severance Plan. Mr. Kachioff will enter into the Company’s standard indemnification agreement for directors and executive officers, the form of which was filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 11, 2015.

There are no family relationships between Mr. Kachioff and any of the Company’s directors or executive officers. There are no related person transactions in which Mr. Kachioff had or will have a direct or indirect material interest required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Consulting Agreement dated January 22, 2020, between the Company and Danforth Advisors, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADURO BIOTECH, INC.

Dated: January 23, 2020	By:	/s/ Celeste Ferber
Name: Celeste Ferber
Title: SVP, General Counsel and Secretary